EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in the Registration Statement of InfoNow Corporation of our report dated February 19, 1999, accompanying the consolidated financial statements of InfoNow Corporation also incorporated by reference in such Registration Statement.




HEIN + ASSOCIATES LLP


Denver, Colorado
February 8, 2000